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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Total Entertainment Restaurant Corp.

We consent to the use of our report dated February 1, 2002, with respect to the consolidated balance sheet of Total Entertainment Restaurant Corp. as of December 25, 2001 and December 26, 2000, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended, included in the 2001 annual report on Form 10-K and incorporated herein by reference.



  /s/ KPMG LLP
--------------------------------
KPMG LLP
Wichita, Kansas
June 28, 2002